EXHIBIT 23.7





                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) of Diversinet Corp. for the registration of 4,515,541 common shares underlying the common share purchase warrants and 5,420,708 common shares and to the incorporation by reference therein of our report dated February 21, 2000, with respect to the consolidated financial statements of Diversinet Corp. included in the Annual Report (Form 20-F), filed with the Securities Exchange Commission on April 19, 2002, for the year ended October 31, 2001.


Toronto, Canada                                  /s/  ERNST  &  YOUNG  LLP
May 8, 2002                                      Chartered  Accountants


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